UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

ITRACKR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20423 State Road 7, Suite F6-490, Boca Raton, FL	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 962-4111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 27, 2008, iTrackr Systems, Inc. (the “Company”) filed Form 8-K under Item 4.01. Changes in Registrant’s Certifying Accountant whereby the revocation of the registration of the former auditor, Traci J. Anderson, CPA by the Public Company Accounting Oversight Board necessitated that the Company have its new independent registered public accounting firm, Bedinger and Company (“Bedinger”) re audit our fiscal year 2009 and 2008 financial statements.  As a result of the re audit, on September 8, 2010, Bedinger proposed and the Company’s board agreed to one adjustment that will result in a $67,500 increase to stock compensation expense related to 150,000 shares of common stock issued for services that were originally expensed using a value of $0.05 per share in December 2009 and based on the value of services performed.  The auditor concluded that the fair value should be $0.50 per share since $0.50 was the value per share used in recent debt conversions.  The auditor also concluded that the misstatement was material and will necessitate a restatement of our 2009 financial statements and all SEC filings which include our 2009 financial statements.

As a result of the foregoing, the board concluded, that the Company’s unaudited interim financial statements for the quarterly periods ended June 30, 2010 and March 31, 2010, as well as its audited financial statements for the year ended December 31, 2009, and related Form 10-Q, 10-K and S-1/A should no longer be relied on and should be restated.

We anticipate filing amendments to Forms 10-Q and 10-K to reflect this adjustment in the near future.  We anticipate filing an amendment to Form S-1/A in October to include our most recent interim financial statements for the three and nine months ended September 30, 2010.

The modifications to the restated financial statements relate to stock compensation expense on our statement of operations and common stock payable on our balance sheet for the year ended December 31, 2009.  The change affects two of the elements of cash flow from operations, the effect of which will be to increase net loss in 2009 by $67,500 and increase non cash operating activities by the same amount.  The modification will not have any impact to net cash flow from operations as reported in the statements of cash flows.

The Company’s independent auditors, Bedinger are still auditing and reviewing the Company’s annual and interim financial statements.  As such, management cannot currently provide any assurance that further analysis will not reveal additional errors which impact the Company’s previously issued financial statements.

Forward-Looking Statements

Forward-looking statements in this 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors. These statements are just predictions reflecting management’s current judgment and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission, along with other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal 2009 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters. The Company disclaims any obligation to update any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K/A

16.1  Letter from Bedinger and Company to the Securities and Exchange Commission dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRACKR SYSTEMS, INC.

Date: September 21, 2010	By:	/s/ John Rizzo
John Rizzo, CEO